EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.

                    ORIGINAL ARTICLES OF INCORPORATION FILED
                     WITH THE FLORIDA DEPARTMENT OF STATE ON
                                JANUARY 22, 1993

      The shareholders of BIG ENTERTAINMENT INC. (the "Corporation") have duly adopted the following Amended and Restated Articles of Incorporation pursuant to the provisions of Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act:

                                    ARTICLE I
                                      NAME

      The name of the corporation is BIG ENTERTAINMENT, INC. (the
"Corporation").

                                   ARTICLE II
                                PRINCIPAL OFFICE

      The address of the principal office and the mailing address of the Corporation is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431.

                                   ARTICLE III
                                  CAPITAL STOCK

      The total number of shares of stock which the Corporation shall have the authority to issue is twenty-six million (26,000,000) shares, consisting of (i) twenty-five million (25,000,000) shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

      The designations and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.    PROVISIONS RELATING TO THE COMMON STOCK

      1.   VOTING RIGHTS.

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           (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

           (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

      2. DIVIDENDS. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

      3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.    PROVISIONS RELATING TO THE PREFERRED STOCK.

      1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

      2. PREFERENCES. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

         (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

         (b) the number of shares to constitute the class or series and the designations thereof;

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         (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

         (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

         (e) whether or not the shares of a class or series shall be subject to the operation or retirement of sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

         (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

         (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

         (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

      The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

C.    SHARE RECLASSIFICATION

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      On the date of filing of these Amended and Restated Articles of
Incorporation with the Department of State of the State of Florida, each issued and outstanding share of the Corporation's previously authorized Class A Voting Common Stock, par value $.01 per share ("Class A Stock"), shall thereby and thereupon be classified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock reflecting a conversion ratio of 1:1. Each certificate that heretofore represented shares of Class A Stock shall now represent the number of shares of Common Stock into which the shares of Class A Stock represented by such certificate were reclassified and converted; PROVIDED, HOWEVER, that each person holding of record a stock certificate or certificates that represented shares of Class A Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

                                   ARTICLE IV
                                    DIRECTORS

      The Board of Directors of the Corporation shall consist of at least one Director, with the exact number of Directors to be fixed from time to time in the manner provided in the Company's Bylaws.

                                    ARTICLE V
                     REGISTERED OFFICE AND REGISTERED AGENT

      The street address of the Corporation's registered office in the State of Florida is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, and the name of its registered agent at such address is Mitchell Rubenstein.

                                   ARTICLE VI
                                 INDEMNIFICATION

      This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

      IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ___ day of November, 1993.

                                    BIG ENTERTAINMENT, INC.

                                    By:/s/ LAURIE SILVERS
                                           ----------------------------
                                           Laurie S. Silvers, President

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
              OF SERIES A VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST:  DESIGNATION OF SERIES A VARIABLE RATE CONVERTIBLE PREFERRED STOCK

                Of the 1,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, Two Hundred Seventeen Thousand Six Hundred (217,600) of such shares are hereby designated as the Series A Variable Rate Convertible Preferred Stock (the "Series A Preferred Stock"). Shares of Series A Preferred Stock are sometimes referred to below as "Series A Preferred Stock."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      1.   STATED VALUE. The Stated Value of each Series A Preferred Share is
                         $6.25.

      2.   DIVIDENDS.

           (a) Each outstanding share of Series A Preferred Stock shall accrue and cumulative dividends on the Stated Value thereof from and after the date of issuance at a variable rate (the "Dividend Rate") equal to the prime rate (the "Prime Rate") publicly disclosed and designated as such from time to time by J.P. Morgan Bank, New York, New York (or Citibank, N.A., New York, New York if no prime rate is designated by J.P. Morgan Bank), and such dividends shall be paid only in shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), except as provided in the following paragraph (b). Shares of Common Stock are sometimes referred to herein as "Common Shares." The Dividend Rate in effect upon the date of filing of these Articles of Amendment is 8 3/4%. Once a Dividend Rate is established such rate shall remain in effect unchanged until adjusted as provided herein. The Dividend Rate shall be adjusted quarterly on, and effective as of, each January 1, April 1, July 1 and October 1, by adjusting the Dividend Rate to the extent required so that the Dividend Rate equals the prevailing Prime Rate in effect on such date. Cumulated dividends shall be

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distributed quarterly in arrears, promptly after each March 31, June 30 and
December 31 (each such date being a "Distribution Date"), to the record holder(s) of the Series A Preferred Shares on the applicable Distribution Date. Dividends shall be paid in shares of the Company's Common Stock in an amount having an aggregate "Market Value" (as defined in Section 8 below) on the Distribution Date equal to the amount of the cumulated and unpaid dividends to be distributed.

           (b) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the distribution of dividends on the Series A Preferred Stock. Any fractional interest in a dividend share of Common Stock to which a holder of Series A Preferred Shares would otherwise be entitled shall be paid in cash (computed to the nearest cent) based on the Market Value of a Common Share on the applicable Distribution Date.

      3.   CONVERSION.

           (a) Each Series A Preferred Share shall be and is convertible at the sole option of the holder thereof, into one (1.0) share of Common Stock at any time during the two-year period (the "Conversion Period") commencing upon the date of the Closing of the first Installment under that certain Preferred Stock Purchase Agreement, dated as of October __, 1995, between Tekno Simon, LLC, an Indiana limited liability company ("Tekno Simon"), and the Company. Upon a holder's timely exercise of this conversion option in accordance with the following paragraph (b) of this Section 3, such holder shall also be entitled to receive all unpaid dividends that have cumulated or accrued on Series A Preferred Shares being converted, with such dividends to be determined and paid in accordance with Section 2 hereof as if the "Distribution Date" is the day on which the shares are surrendered for conversion.

           (b) In order to exercise this conversion option, the holder of any Series A Preferred Shares to be converted shall surrender and deliver to the Company, no later than the fifth day prior to the expiration of the Conversion Period, the certificate(s) representing such shares, together with a notice of election to convert in such form as the Company may reasonably require, duly completed and signed by the holder. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

           (c) Promptly after the effective date of a holder's conversion of Series A Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder (i) pursuant to the holder's conversion of Series A Preferred Shares in accordance with the provisions of this Section 3, and (ii) in payment of any unpaid dividends on the converted shares as provided under paragraph (a) of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (c) below.

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           (d) All shares of Common Stock delivered upon conversion of the
Series A Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series A Preferred Shares, such converted Series A Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

           (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series A Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Market Value (as defined in Section 8 below) of a Common Share on the effective date of the conversion.

           (f) In the event that, prior to the expiration of the Conversion Period, the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (2) subdivides (by "stock split" or otherwise) its outstanding Common Stock into a greater number of shares, or (3) combines (by "reverse stock split" or otherwise) its outstanding Common Stock into a smaller number of shares, the number of Common Shares into which each outstanding Series A Preferred Share is convertible under this Section 3 shall be proportionately adjusted so that the holder of each Preferred Share thereafter surrendered for conversion pursuant to this Section 3 shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive had the Series A Preferred Share been effectively converted immediately prior to the happening of such event.

           (g) In the event that, prior to the expiration of the Conversion Period, there occurs any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of the Series A Preferred Stock then outstanding shall have the right thereafter (and until the expiration of the Conversion Period) to convert the Series A Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Shares issuable upon the conversion of the holder's Series A Preferred Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

           (h) The Company shall at all times reserve and keep available, free from preemptive rights and other encumbrances, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series A Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Shares.

           (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Shares, prior to the delivery thereof, upon

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each national securities exchange or NASDAQ, if any, upon which the outstanding
Common Stock is listed at the time of delivery.

      4.   REDEMPTION.

           (a) All of the outstanding Series A Preferred Shares shall be redeemable by the Company at any time after the expiration of the Conversion Period (except for Series A Preferred Shares as to which the holder or holders thereof have timely exercised the conversion thereof in accordance with Section 3 hereof), upon not less than 30 nor more than 60 calendar days' prior written notice by the Company to the holder or holders of Series A Preferred Shares, at a redemption price per Series A Preferred Share of $7.1875. In addition to the redemption price for each Series A Preferred Share redeemed from a holder pursuant to this Section 4, upon such redemption the Company shall also pay such holder $7.1875 for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the shares redeemed. For purposes of this paragraph, the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Redemption Date" (as defined in paragraph (b) below) is the "Distribution Date."

           (b) Notice of any such redemption of the Series A Preferred Shares, specifying the date fixed by the Board of Directors for the redemption (the "Redemption Date"), the place of redemption and the redemption price, shall be given by first-class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date.

           (c) Upon the Redemption Date, all rights of the holders of the Series A Preferred Shares to be redeemed shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock.

           (d) The Series A Preferred Shares are not subject or entitled to the benefit of a sinking fund.

      5. PREEMPTIVE RIGHTS. Shares of the Series A Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      6. VOTING. The holders of shares of Series A Preferred Stock will be entitled to vote such shares (with each share having one vote) together with holders of shares of Common Stock as a single class on all matters, including the election of directors, except as otherwise required by law. Except as set forth in the preceding sentence or as required by law, the shares of the Series A Preferred Stock shall not have any voting powers, either general or special.

                                       -4-

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      7.   LIQUIDATION PREFERENCE.

           (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, the amount of
(i) $7.1825 per Series A Preferred Share, plus (ii) $7.1825 for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the outstanding Series A Preferred Shares (for purposes of this clause (ii), the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Distribution Date" is the date upon which the first payment of any portion of the amount referenced in the foregoing clause (i) is paid). The term "Liquidation Preference" as used herein means the sum of the amounts referenced in the foregoing clauses (i) and (ii). The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 7, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this Section 7.

           (b) After the payment in full of the Liquidation Preference in cash to the holders of the Series A Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series A Preferred Stock shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

      8. MARKET VALUE. The "Market Value" of a share of Common Stock as of any specified date (the "Value Date") shall be the average of the last reported sale prices per share on each of the twenty Trading Days (as defined below) immediately preceding the second day prior to the Value Date. The last reported sale price for any Trading Day shall be (1) the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common uses, if so quoted, or (2) if Common Stock prices are not quoted as described in clause (1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or
(3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (4) if Common Stock prices are not quoted as described in the foregoing clauses (1), (2) or (3) but are quoted on any national securities or central market system other than as described above, the last reported sale price shall be determined in the manner set forth in the foregoing clause (2) if bid and asked

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quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If the Market Value of a share of Common Stock cannot be determined under the foregoing provisions of this Section 8 because such provisions are inapplicable by their terms, then the Market Value shall be determined by an independent appraiser jointly selected by the Board of Directors and Tekno Simon, provided, however, that if Tekno Simon is not a holder of Series A Preferred Shares at such time, the appraiser shall be selected by the Board of Directors subject to approval of the appraiser by the holders of a majority of the outstanding Series A Preferred Shares. As used herein, the term "Trading Days" means (a) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (b) if not quoted as described in clause (a), days on which quotations are reported by the National Quotation Bureau Incorporated, or (c) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (d) if the Common Stock is quoted on any national securities or central market system referenced in clause (4) above, days on which trades may be made or prices are quoted on such system, as the case may be.

      9. RANK. The Series A Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to, or on parity with, the Series A Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least 75% of the outstanding Series A Preferred Shares. Any shares of Series A Preferred Stock which shall at any time have been converted or redeemed or otherwise reacquired by the Company shall after such redemption, reacquisition or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      10. REPORTS AND NOTICES. So long as any shares of the Series A Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all stockholder notices of the Company when and as furnished to the holders of the Common Stock.

      11. WAIVER BY PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits of the Series A Preferred Stock and the holders thereof provided herein may be waived as to all outstanding Series A Preferred Shares and the holders thereof by the consent of the holders of at least seventy-five percent (75%) of the outstanding Series A Preferred Shares.

      12. HOLDER. The term "holder" as used in this Designation of Series A Variable Rate Convertible Preferred Stock means a record holder of any shares of Series A Preferred Stock.

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      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on November 8, 1995, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 8th day of November, 1995.

                                   BIG ENTERTAINMENT, INC., a corporation
                                   organized and existing under the Florida
                                   Business Corporation Act

                                   By:/s/ MITCHELL RUBENSTEIN
                                          ------------------------------------
                                          Mitchell Rubenstein, Chairman of the
                                          Board, Director and Chief Executive
                                          Officer

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
              OF SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: DESIGNATION OF SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK

      Of the 1,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, One Hundred Forty-Two Thousand, Two Hundred Twenty Three (142,223) of such shares are hereby designated as the Series B Variable Rate Convertible Preferred Stock (the "Series B Preferred Stock"). Shares of Series B Preferred Stock are sometimes referred to below as "Series B Preferred Shares."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series B Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      1. STATED VALUE. The initial Stated Value of each Series B Preferred Share is $5.375. On the earlier to occur of March 31, 1997 or the Closing of the 25th Installment (the "Termination Date") under that certain Preferred Stock Purchase Agreement, dated as of November 8, 1995 and amended as of October 15, 1996 (the "Purchase Agreement") between Tekno Simon, LLC, an Indiana limited liability company ("Tekno Simon") and the Company, the Stated Value of each Series B Preferred Share shall be adjusted (the "Final Stated Value") so that it shall equal the average of the Subsequent Stated Values determined at the time of closing each Installment under the Purchase Agreement held subsequent to October 15, 1996, but in no event greater than $6.25 per share or less than $4.50 per share. As used herein, the "Subsequent Stated Value" for a closing shall equal the "Market Value" of the Common Stock as of the date of such closing.

                                              PREPARED BY:
                                              Nina S. Gordon, Esquire
                                              Fla. Bar No. 0535309
                                              Broad and Cassel
                                              201 S. Biscayne Blvd., Ste. 3000
                                              Miami, FL 33131

      2. DIVIDENDS.

         (a) Each outstanding share of Series B Preferred Stock shall accrue and cumulate dividends on the Stated Value thereof from and after the date of issuance at a variable rate (the "Dividend Rate") equal to the prime rate (the "Prime Rate") publicly disclosed and designated as such from time to time by J.P. Morgan Bank, New York, New York (or Citibank, N.A., New York, New York if no prime rate is designated by J.P. Morgan Bank), and such dividends shall be paid only in shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), except as provided in the following paragraph (b). Shares of Common Stock are sometimes referred to herein as "Common Shares." The Dividend Rate in effect upon the date of filing of these Articles of Amendment is 8-1/4%. Once a Dividend Rate is established such rate shall remain in effect unchanged until adjusted as provided herein. The Dividend Rate shall he adjusted quarterly on, and effective as of each January 1, April 1, July 1 and October 1, by adjusting the Dividend Rate to the extent required so that the Dividend Rate equals the prevailing Prime Rate in effect on such date. Cumulated dividends shall be distributed quarterly in arrears, promptly after each March 31, June 30, September 30 and December 31 (each such date being a "Distribution Date"), to the record holder(s) of the Series B Preferred Shares on the applicable Distribution Date. Dividends shall be paid in shares of the Company's Common Stock in an amount having an aggregate "Market Value" (as defined in Section 8 below) on the Distribution Date equal to the amount of the cumulated and unpaid dividends to be distributed.

         (b) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon the distribution of dividends on the Series B Preferred Stock. Any fractional interest in a dividend share of Common Stock to which a holder of Series B Preferred Shares would otherwise be entitled shall be paid in cash (computed to the nearest cent) based on the Market Value of a Common Share on the applicable Distribution Date.

      3. CONVERSION.

         (a) Each Series B Preferred Share shall be and is convertible, at the sole option of the holder thereof, into one share of Common Stock at any time until the second anniversary of the date of the Closing of the first Installment under the Purchase Agreement (the "Conversion Period"). Upon a holder's timely exercise of this conversion option in accordance with the following paragraph
(b) of this Section 3, such holder shall also be entitled to receive all unpaid dividends that have cumulated or accrued on the Series B Preferred Shares being converted, with such dividends to be determined and paid in accordance with
Section 2 hereof as if the "Distribution Date" is the day on which the shares are surrendered for conversion.

         (b) In order to exercise this conversion option, the holder of any Series B Preferred Shares to be converted shall surrender and deliver to the Company, no later than the fifth day prior to the expiration of the Conversion Period, the certificate(s) representing such shares, together with a notice of election to convert in such form as the Company may reasonably require, duly completed and signed by the holder. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

         (c) Promptly after the effective date of a holder's conversion of Series B Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder (i) pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section 3, and (ii) in payment of any unpaid dividends on the converted shares as provided under paragraph (a) of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (e) below.

         (d) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series B Preferred Shares, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

         (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series B Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Market Value (as defined in Section 8 below) of a Common Share on the effective date of the conversion.

         (f) In the event that, prior to the expiration of the Conversion Period, the Company (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (2) subdivides (by "stock split" or otherwise) its outstanding Common Stock into a greater number of shares, or (3) combines (by "reverse stock split" or otherwise) its outstanding Common Stock into a smaller number of shares, the number of Common Shares into which each outstanding Series B Preferred Share is convertible under this Section 3 shall be proportionately adjusted so that the holder of each Preferred Share thereafter surrendered for conversion pursuant to this Section 3 shall be entitled to receive the number of shares of Common Stock which he would have been entitled to receive had the Series B Preferred Share been effectively converted immediately prior to the happening of such event.

         (g) In the event that, prior to the expiration of the Conversion Period, there occurs any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of the Series B Preferred Stock then outstanding shall have the right thereafter (and until the expiration of the Conversion Period) to convert the Series B Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Shares issuable upon the conversion of the holder's Series B Preferred Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

         (h) The Company shall at all times reserve and keep available, free from preemptive rights and other encumbrances, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series B Preferred Shares, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Shares.

         (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Shares, prior to the delivery thereof, upon each national securities exchange or NASDAQ, if any, upon which the outstanding Common Stock is listed at the time of delivery.

      4. REDEMPTION.

         (a) All of the outstanding Series B Preferred Shares shall be redeemable by the Company at any time after the expiration of the Conversion Period (except for Series B Preferred Shares as to which the holder or holders thereof have timely exercised the conversion thereof in accordance with Section 3 hereof), upon not less than 30 nor more than 60 calendar days' prior written notice by the Company to the holder or holders of Series B Preferred Shares, at a redemption price per Series B Preferred Share equal to 115% of the Final Stated Value. In addition to the redemption price for each Series B Preferred Share redeemed from a holder pursuant to this Section 4, upon such redemption the Company shall also pay such holder an amount equal to 115% of the Final Stated Value for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the shares redeemed. For purposes of this paragraph, the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Redemption Date" (as defined in paragraph (b) below) is the "Distribution Date."

         (b) Notice of any such redemption of the Series B Preferred Shares, specifying the date fixed by the Board of Directors for the redemption (the "Redemption Date"), the place of redemption and the redemption price shall he given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date.

         (c) Upon the Redemption Date, all rights of the holders of the Series B Preferred Shares to be redeemed shall cease with respect to such shares, and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock.

         (d) The Series B Preferred Shares are not subject or entitled to the benefit of a sinking fund.

      5. PREEMPTIVE RIGHTS. Shares of the Series B Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      6. VOTING. The holders of shares of Series B Preferred Stock will be entitled to vote such shares (with each share having one vote) together with holders of shares of Common Stock and shares of the Company's Series A Variable Rate Preferred Stock (the "Series A Preferred Stock") as a single class on all matters, including the election of directors, except as otherwise required by law. Except as set forth in the preceding sentence or as required by law, the shares of the Series B Preferred Stock shall not have any voting powers, either general or special.

      7. LIQUIDATION PREFERENCE.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series B Preferred Stock upon liquidation, the amount of
(i) the Final Stated Value per Series B Preferred Share, plus (ii) the Final Stated Value for each share of Common Stock (or fraction thereof) constituting cumulated and unpaid dividends on the outstanding Series B Preferred Shares (for purposes of this clause (ii), the number of Common Shares constituting unpaid dividends shall be determined in accordance with Section 2 hereof as if the "Distribution Date" is the date upon which the first payment of any portion of the amount referenced in the foregoing clause (i) is paid). The term "Liquidation Preference" as used herein means the sum of the amounts referenced in the foregoing clauses (i) and (ii). The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this
Section 7, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this
Section 7.

         (b) After the payment in full of the Liquidation Preference in cash to the holders of the Series B Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series B Preferred Stock shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

      8. MARKET VALUE. The "Market Value" of a share of Common Stock as of any specified date (the "Value Date") shall be the average of the last reported sale prices per share on each of the twenty Trading Days (as defined below) immediately preceding the second day prior to the Value Date. The last reported sale price for any Trading Day shall be (1) the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common uses, if so quoted, or (2) if Common Stock prices are not quoted as described in clause (1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or (3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (4) if Common Stock prices are not quoted as described in the foregoing clauses (1),
(2) or (3) but are quoted on any national securities or central market system other than as described above, the last reported sale price shall be determined in the manner set forth in the foregoing clause (2) if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If the Market Value of a share of Common Stock cannot be determined under the foregoing provisions of this Section 8 because such provisions are inapplicable by their terms, then the Market Value shall be determined by an independent appraiser jointly selected by the Board of Directors and Tekno Simon, provided, however, that if Tekno Simon is not a holder of Series B Preferred Shares at such time, the appraiser shall be selected by the Board of Directors subject to approval of the appraiser by the holders of a majority of the outstanding Series B Preferred Shares. As used herein, the term "Trading Days" means (a) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (b) if not quoted as described in clause (a), days on which quotations are reported by the National Quotation Bureau Incorporated, or (c) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (d) if the Common Stock is quoted on any national securities or central market system referenced in clause
(4) above, days on which trades may be made or prices are quoted on such system, as the case may be.

      9. RANK. The Series B Preferred Stock shall rank PARI PASSU as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company with the Company's Series A Preferred Stock. The Series B Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to, or on parity with, the Series B Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least 75% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock. Any shares of Series B Preferred Stock which shall at any time have been converted or redeemed or otherwise reacquired by the Company shall, after such redemption, reacquisition or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      10. REPORTS AND NOTICES. So long as any shares of the Series B Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all stockholder notices of the Company when and as furnished to the holders of the Common Stock.

      11. WAIVER BY PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits of the Series B Preferred Stock and the holders thereof provided herein may be waived as to all outstanding Series B Preferred Shares and the holders thereof by the consent of the holders of at least seventy-five percent (75%) of the outstanding Series B Preferred Shares.

      12. HOLDER. The term "holder" as used in this Designation of Series B Variable Rate Convertible Preferred Stock means a record holder of any shares of Series B Preferred Stock.

      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on December 9, 1996, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized Officer of the Company as of the 9th day of December, 1996.
BIG ENTERTAINMENT, INC.

                                  By: /s/ MITCHELL RUBENSTEIN
                                          ------------------------------------
                                          Mitchell Rubenstein, Chairman of the
                                          Board and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
                 OF 4% $100 SERIES C CONVERTIBLE PREFERRED STOCK

      Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: DESIGNATION OF 4% $100 SERIES C CONVERTIBLE PREFERRED STOCK

      Of the 1,000,000 shares of preferred stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, 100,000 of such shares are hereby designated as the 4% $100 Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Shares of Series C Preferred Stock are sometimes referred to herein as "Series C Preferred Shares."

      The powers, designations, preferences, and relative, participating, optional or other special rights of the Series C Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

      13. STATED VALUE. The Stated Value of each Series C Preferred Share is
$100.

      14. DIVIDENDS.

         (a) Each outstanding share of Series C Preferred Stock shall accrue and cumulate dividends on the Stated Value thereof from and after the date of issuance at the rate of 4% per annum (the "Dividend Rate"). Dividends, when declared on the Series C Preferred Stock, shall have accrued from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on March 31, 1997; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates, a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

         (b) No full dividends shall be declared or paid or set apart for payment on any series of preferred stock or other capital stock of any series ranking, as to dividends or

                                              PREPARED BY:
                                              Nina S. Gordon, Esquire
                                              Fla Bar No. 0435309
                                              Broad and Cassel
                                              201 S. Biscayne Blvd., Ste. 3000
                                              Miami, FL 33131
liquidation preference, junior to ("Junior Stock") the Series C Preferred Stock during any calendar quarter unless full dividends on the Series C Preferred Stock for the Dividend Period ending during such calendar quarter have been or contemporaneously are declared and paid. If full dividends on the Series C Preferred Stock have not been declared and paid for the then-current Dividend Period, then, with respect to such then-current Dividend Period, the following restrictions shall be applicable: (1) no dividend or distribution, other than in Junior Stock, may be declared, set aside or paid on any shares of Junior Stock,
(2) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and
(3) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Stock) any shares of any class or series of Junior Stock or warrants, calls, options or other rights to acquire capital stock of the Company or other security exercisable or exchangeable into capital stock of the Company, without the consent of the holders of a majority of the then-outstanding shares of Series C Preferred Stock. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein provided on the Series C Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series C Preferred Stock which may be in arrears.

      15. CONVERSION.

         (a) Subject to and upon compliance with the provisions of this Section 3, the holders of the Series C Preferred Shares shall have the right, at his or her option, at any time commencing on June 20, 1997, to convert the shares into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Company's common stock, $.01 par value (the "Common Stock"), equal to $100.00 for each Series C Preferred Share surrendered for conversion divided by the Conversion Price (as defined in Section 3(f) below); PROVIDED, HOWEVER, that if the Company shall have called the Series C Preferred Stock for redemption, such right shall terminate on the close of business on the third business day preceding the Redemption Date (as defined below) unless the Company has defaulted in making the payment due on the Redemption Date.

         (b) In order to exercise this conversion option, the holder of any Series C Preferred Shares to be converted shall surrender and deliver to the Company the certificate(s) representing such shares, together with the Notice of Election to Convert on the reverse side of said certificate(s), or otherwise in such form as the Company may reasonably require, duly completed and signed by the holder. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the shares of the Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his or her duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax. The holders of shares of the Series C Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the conversion of the shares after the

Record Date. Upon the proper delivery of such documents, the conversion to be effected thereby shall be effective as of the date of such delivery.

         (c) Promptly after the effective date of a holder's conversion of Series C Preferred Shares in accordance with this Section 3, the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section 3. The fractional interest in one share of Common Stock arising upon the conversion, if any, shall be settled as provided in paragraph (e) below.

         (d) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly and validly issued and fully paid and nonassessable. Upon the effective date of a holder's conversion of Series C Preferred Shares, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

         (e) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series C Preferred Shares shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section (f)(vi) below) of a Common Share on the effective date of the conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in Section 8 below) of the Series C Preferred Shares so surrendered.

         (f) The "Conversion Price" per share of the Series C Preferred Stock shall be $6.325, subject to adjustment from time to time as follows:

              a. For purposes of this Section 3, the following definitions shall apply:

                 (1) "Convertible Securities" shall mean any evidences of indebtedness, shares or securities convertible into or exchangeable for shares of Common Stock.

                 (2) "Common Stock Outstanding" shall include all Common Stock issued and outstanding and issuable upon exercise of all outstanding options and conversion of all outstanding Convertible Securities.

                 (3) "Effective Price" of additional shares of Common Stock shall mean the quotient determined by dividing the total number of additional shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under Section 3(f)(ii), into the aggregate consideration received or deemed to have been received by the Company for such issue.

                 (4) "Issuance Date" shall mean the actual initial date of issuance of the Series C Preferred Stock.

                 (5) "Private Placement" shall mean the issuance of securities by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

              b.

                 (1) In case at any time or from time to time after the Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 3(f)(ii) to have issued or sold additional shares of Common Stock, for an Effective Price less than the Conversion Price in effect on the date of and immediately prior to such issue or, in the case of the issuance of additional shares of Common Stock in a Private Placement at less than 90% of such Conversion Price, or the Company issues or sells, or is deemed by the express provisions of this Section 3(f)(ii) to have issued or sold Additional Shares of Common Stock for an Effective Price less than the Current Market Price in effect on the date of and immediately prior to such issue, then and in each such case the then-existing Conversion Price for the Series C Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to the lower of the prices determined as follows:

                     (a) by multiplying the Conversion Price for the Series C Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus
(ii) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price for the Series C Preferred Stock and (b) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date of such issue after giving effect to such issue of additional shares of Common Stock; and

                     (b) by multiplying the Conversion Price for the Series C Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator or which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Current Market Price immediately prior to such issue or sale plus (ii) the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of additional shares of Common Stock so issued, and (b) the denominator of which shall be the product of (iii) the number of shares of Common Stock Outstanding at the close of business on the date of such issue after giving effect to such issue of additional shares of Common Stock, multiplied by (iv) the Current Market Price immediately prior to such issue or sale.

                 (2) For the purpose of making any adjustment required under
Section 3(f)(ii), the consideration received by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company prior to deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (2) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (3) if additional shares of Common Stock, Convertible Securities or options to purchase either additional shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed (as provided in clauses (1) and (2) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such additional shares of Common Stock, Convertible Securities or options.

                 (3) For purpose of the adjustment required under Section 3(f)(ii), if at any time or from time to time after the Issuance Date for the Series C Preferred Stock, the Company issues or sells any options or Convertible Securities, then in each case the Company shall be deemed to have issued at the time of the issuance of such options or Convertible Securities the maximum number of additional shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such options or Convertible Securities plus, in the case of such options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Company upon the exercise of such options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Conversion Price for the Series C Preferred Stock, adjusted upon the issuance of such options or Convertible Securities, shall be made as a result of the actual issuance of additional shares of Common Stock on the exercise of any such options or the conversion of any such Convertible Securities. If any such options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised and fewer than the maximum number of additional shares of Common Stock deemed issued thereunder upon issuance thereof shall have actually been issued thereunder, or more than the minimum consideration deemed to have been received by the Company upon issuance thereof shall have been actually received by the Company, then the Conversion Price for the Series C Preferred Stock adjusted upon the issuance of such options or Convertible Securities shall be readjusted to the Conversion Price for the Series C Preferred Stock that would have been in effect had an adjustment been made on the basis that the only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such options or rights of conversion of such Convertible Securities, and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration received by the Company for the granting of all such options plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                 (4) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series C Preferred Stock shall be made in respect of the issue of additional shares of Common Stock unless the consideration per share for such additional shares of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price or 90% of the Conversion Price in the case of additional shares of Common Stock issued in a Private Placement, or Current Market Price, as the case may be, in each case in effect on the date of, and immediately prior to, such issue.

              c.

                 (1) In case the Company shall (1) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that the holder of any share of the Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Company that he would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3(f)(i) shall become effective immediately after the Record Date in the case of a dividend or distribution except as provided in Section 3(f)(ix) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                 (2) If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization provided for in Section 3(f)(iii)(A)) or a merger or consolidation of the Company with or into another corporation, or the sale of all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustment of the Conversion Price for the Series C Preferred Stock then in effect and number of shares of Common Stock purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                 (3) In the event that the Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Series C Preferred Stock.

              d. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price of the Common Stock at the record date for the determination of shareholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of the issuance of the rights or warrants plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock for subscription or purchase. The adjustment provided for in this Section 3(f)(iv) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 3(f)(ix) below, after such record date. In determining whether any rights or warrants entitle the holder of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

              e. In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(f)(iv) above), then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in
Section 3(f)(ix) below, after the record date for the determination of shareholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants, other than those referred to in
Section 3(f)(iv) above ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 3(f)(v), make proper provision so that each holder of the Series C Preferred Stock who converts such Series C Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(2) if such conversion occurs after the Distribution Date, the same number of shares of Common Stock into which the number of Series C Preferred Shares so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

              f. For the purpose of any computation under this Section 3, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the 10 consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (1) the last reported sale price of the Common Stock on the Nasdaq National Market or SmallCap Market, as the case may be, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (2) if not quoted as described in clause
(1), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days, or (3) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (2) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein, the term "Trading Days" means (A) if the Common Stock is quoted on the Nasdaq National Market, Nasdaq SmallCap Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (B) if not quoted as described in clause (A), days on which quotations are reported by the National Quotation Bureau Incorporated, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business. Notwithstanding the foregoing, if Common Stock is issued by the Company in a Private Placement, then "Current Market Price" shall be 90% of the price computed pursuant to this
Section 3(f)(vi).

              g. In the event that the Company shall fail to declare and timely pay a dividend on the Series C Preferred Stock for a Dividend Period (a "Dividend Default"), then the Conversion Price shall be reduced by $0.25 for each such Dividend Default. Notwithstanding the foregoing, if at any time subsequent to an adjustment in the Conversion Price pursuant to this Section 3(f)(vii), the Company declares and pays all cumulated dividends on the Series C Preferred Stock through the then-current Dividend Period, then no further adjustment in the Conversion Price pursuant to this Section 3(f)(vii) shall be made until a new Dividend Default shall have occurred.

              h. In the event the Company shall have failed to file and have declared effective a registration statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act for the shares of Common Stock into which the Series C Preferred Stock is convertible by September 1, 1997, then the existing Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on September 1, 1997, to a price that is 75% of the Conversion Price for the Series C Preferred Stock in effect immediately prior to the close of business on September 1, 1997, and if such registration shall not have been filed and declared effective by March 31, 1998, the Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on March 31, 1998, to a price that is 50% of the Conversion Price for the Series C Preferred Stock in effect immediately prior to the close of business on September 1, 1997.

              i. No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3(f)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that adjustment shall be required and made in accordance with the provisions of this Section 3(f)

(other than this Section 3(f)(ix)) not later than three years of the date of the event requiring the adjustment. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this Section 3(f) to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 3(f), as it, in its discretion, shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidence of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its shareholders shall be a tax-free distribution for federal income tax purposes.

              j. In each case of an adjustment or readjustment of the Conversion Price for the Series C Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof (and cause its regularly retained independent public accountants to verify such computation) and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to have been received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price for the Series C Preferred Stock at the time in effect, (3) the number of additional shares of Common Stock, and (4) the type and amount, if any, of other property that at the time would be received upon conversion of the Series C Preferred Stock.

              k. The provision of this Section 3(f) shall not apply to or as result of any shares, rights, options, warrants or Convertible Securities outstanding on the date hereof or issuable as a result of any transaction occurring, plan adopted, or agreement entered into prior to the date hereof.

          (g) a. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock not theretofore converted. For purposes of this Section 3(g), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

              b. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series C Preferred Stock, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Price.

           (h) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on conversion of the Series C Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or fee that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or fee or has established, to the satisfaction of the Company, that the tax or fee has been paid.

           (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of the Series C Preferred Shares, prior to the delivery thereof, for trading upon each national securities exchange or Nasdaq, if any, upon which the outstanding Common Stock is listed at the time of delivery.

       16. REDEMPTION.

           (a) The shares of Series C Preferred Stock shall be redeemable by the Company, in whole or in part, at any time and from time to time, from and after the later of (i) December 20, 1999 or (ii) the date on which the Company's Common Stock shall have an average closing bid price that is at least 200% of the Conversion Price for any 10 consecutive trading days, at a price of $100.00 per share, plus, in each case, an amount equal to all accrued but unpaid dividends for the then-current Dividend Period immediately preceding the date fixed for redemption (the "Redemption Date").

           (b) In the event that fewer than all the outstanding shares of the Series C Preferred Stock are to be redeemed as permitted by this Section 4, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange or automated quotation system upon which the shares of the Series C Preferred Stock may at the time be listed.

           (c) Notice of redemption of the Series C Preferred Stock, specifying the Redemption Date and place of redemption, shall be given by certified mail to each holder of record of the shares to be redeemed, at his or her address of record, not less than 60 calendar days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof that are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

           (d) Notice of redemption of shares of the Series C Preferred Stock having been given as provided in Section 4(c), then unless the Company shall have defaulted in providing for the payment of the redemption price and all accrued and unpaid dividends for the then-current Dividend Period immediately preceding the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends for the then-current Dividend Period immediately preceding the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Series C Preferred Stock.

           (e) Any shares of Series C Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

           (f) The Company, directly or indirectly, shall not purchase or otherwise acquire any shares of the Series C Preferred Stock; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of shares of the Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of all outstanding shares of the Series C Preferred Stock or pursuant to the exercise of the conversion right provided in
Section 3 hereof.

           (g) Shares of the Series C Preferred Stock are not subject or entitled to the benefit of a sinking fund.

           (h) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to this Section 4 and any holder of the Series C Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to Section 3 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in Section 3 hereof.

       17. REDEMPTION FOLLOWING DEFAULT.

           (a) In the event of a default under the terms of the Series C Preferred Stock as set forth herein (excluding a Dividend Default resulting in an adjustment to the Conversion Price pursuant to Section 3(f)(vii) hereof), or under the Preferred Stock Purchase Agreement, each holder of Series C Preferred Stock shall have the right, at such holder's sole option, to require the Company to repurchase all or a portion of such holder's shares at the price of $100 per share plus accrued but unpaid dividends for the then-current Dividend Period.

           (b) In order to exercise this option to require redemption of Series C Preferred Shares by the Company, the holder of any such Series C Preferred Shares shall surrender and deliver to the Company the certificate(s) representing such shares, together with a notice of election to require redemption, duly completed and signed by the holder. Holders of shares of the Series C Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the redemption of the shares after the Record Date pursuant to this Section 5.

      18. PREEMPTIVE RIGHTS. Shares of the Series C Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

      19. VOTING. The holders of shares of the Series C Preferred Stock will be entitled to vote such shares (with each share having one vote) together with the holders of shares of the Company's Common Stock, Series A Variable Rate Convertible Preferred Stock and Series B Variable Rate Preferred Stock as a single class on all matters, including the election of directors, except as otherwise expressly required by law. Except as set forth in the foregoing sentence or as required by law, the shares of Series C Preferred Stock shall not have any voting powers, either general or special.

      20. LIQUIDATION PREFERENCE.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series C Preferred Stock upon liquidation, the amount of $100 per Series C Preferred Share, in the event of an involuntary or voluntary liquidation (the "Liquidation Preference"), plus a sum equal to all dividends accrued on such shares for and unpaid for the then-current Dividend Period. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 8, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this Section 8.

         (b) After the payment in full in cash of the Liquidation Preference plus accrued dividends to the holders of the Series C Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series C Preferred Shares shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

         (c) In the event the assets of the Company available for distribution to the holders of the Series C Preferred Shares upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 8(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Company ranking on a parity with the Series C Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the Series C Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the Series C Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

      21. RANK. The Series C Preferred Stock shall rank junior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company with the Company's Series A Variable Rate Convertible Preferred Stock and Series B Variable Rate Convertible Preferred Stock. The Series C Preferred Stock shall rank senior as to payment of dividends and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company as to all other classes and series of capital stock of the Company outstanding as of the date of these Articles of Amendment or issued subsequent hereto, unless consented to by the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock. The Company shall not hereafter issue any shares of Preferred Stock or other capital stock ranking senior to the Series C Preferred Stock as to the payment of dividends or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, without the prior consent of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock. Any shares of Series C Preferred Stock that shall at any time have been converted or redeemed or otherwise reacquired by the Company shall, after such conversion, redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series of Preferred Stock by the Board of Directors.

      22. REPORTS AND NOTICES. So long as any shares of the Series C Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all shareholder notices of the Company promptly after filing with the Securities and Exchange Commission.

      23. WAIVER BY SERIES C PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits for the Series C Preferred Shares and the holders thereof provided herein may be waived as to all outstanding Series C Preferred Shares and the holders thereof by the consent of the holders of a majority of the then-outstanding Series C Preferred Shares.

      24. HOLDER. The term "holder" as used in this Designation of Preferences, Rights and Limitations of 4% $100 Series C Convertible Preferred Stock means a record holder of any shares of Series C Preferred Stock.

      25. ADDITIONAL ISSUANCES OF SERIES C PREFERRED SHARES. If after the initial issuance of Series C Preferred Shares as provided herein, the Company desires to issue additional Series C Preferred Shares with a different Conversion Price, the Company shall file such amendments to its Articles of Incorporation as may be necessary to effect such change in the Conversion Price and, thereafter, the Series C Preferred Shares as initially issued shall be designated "Series C-1" and such subsequently issued Series C Preferred Shares shall bear similar consecutively numbered designations.

      SECOND: ADOPTION OF AMENDMENTS TO ARTICLES OF INCORPORATION

      These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors without shareholder action on December 9, 1996, pursuant to Section 607.0602 of the Florida Business Corporation Act, and shareholder action was not required.

      IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 17th day of December, 1996.

                                    BIG ENTERTAINMENT, INC.

                               By: /s/ MITCHELL RUBENSTEIN
                                       ------------------------------------
                                       Mitchell Rubenstein, Chairman of the
                                       Board and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.
                                       FOR
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
                   OF 7% SERIES D CONVERTIBLE PREFERRED STOCK

         Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation. The amendment was adopted by unanimous written consent of the Board of Directors on September 30, 1998.

         FIRST:  DESIGNATION OF 7% SERIES D CONVERTIBLE PREFERRED STOCK

         Of the 1,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to Article III of the Company's Articles of Incorporation, 1,000 of such shares are hereby designated as the 7% Series D Convertible Preferred Stock (the "Preferred Stock").

         The powers, designations, preferences, and relative, participating, optional or other special rights of the Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as set forth on Exhibit A hereto.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 6th day of October, 1998.

                                      BIG ENTERTAINMENT, INC.

                                      By: /s/ MITCHELL RUBENSTEIN
                                         --------------------------------------
                                         Mitchell Rubenstein, Chairman of the
                                         Board and Chief Executive Officer

THIS DOCUMENT PREPARED BY:
NINA S. GORDON, P.A.
BROAD AND CASSEL
FLORIDA BAR NO.  435309
201 S. BISCAYNE BOULEVARD
SUITE 3000
MIAMI, FLORIDA  33131
(305) 373-9437

                                    EXHIBIT A
                                       TO
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
                   OF 7% SERIES D CONVERTIBLE PREFERRED STOCK

                            Terms of Preferred Stock

         Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as 7% Series D Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 200 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS"). Each share of Preferred Stock shall have a par value of $.01 and a stated value of $10,000 (the "STATED VALUE").

         Section 2. DIVIDENDS.

         (a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 7% per annum, payable on each Conversion Date (as defined in Section 5(a)(i)), in cash or shares of Common Stock (as defined in Section 9) at, subject to the terms and conditions set forth herein, the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 9), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. A party that holds shares of Preferred Stock on a Conversion Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Conversion Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. All overdue accrued and unpaid dividends and other amounts due herewith shall entail a late fee at the rate of 18% per annum (to accrue daily, from the date such dividend is due hereunder through and including the date of payment). Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. If dividends are paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Conversion Date divided by the Conversion Price (as defined below) on such date. Payment of dividends hereunder in shares of Common Stock is subject to the provisions of Section 5(a)(iii)(D).

         (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

         (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

         (ii) such shares of Common Stock are not either registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section 9) or may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), As determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent;

         (iii) the Common Stock is not then listed for trading on the Nasdaq SmallCap Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each a "SUBSEQUENT MARKET");

         (iv) the Company has failed to timely satisfy its conversion obligations hereunder; or

         (v) the issuance of such shares of Common Stock would result in the recipient thereof beneficially owning, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), more than 4.999% of the then issued and outstanding shares of Common Stock.

         (c) Except for the Company's stock purchase program announced in September, 1998, so long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 9), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

         Section 2. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend these Articles of Amendment, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with or senior to the Preferred Stock, (d) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

         Section 3. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

         Section 4. CONVERSION.

         (a) (i) CONVERSIONS AT OPTION OF HOLDER. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii) hereof) at the Conversion Ratio (as defined in
Section 9), at the option of the Holder, at any time and from time to time, from and after the 90th day following the Original Issue Date, PROVIDED, the Company may, upon notice to the Holders given prior to the 80th day following the Original Issue Date, delay the date on which the Holders may commence converting shares of Preferred Stock to the 120th day following the Original Issue Date (such 90th or 120th day after the Original Issue Date, the "INITIAL CONVERSION DATE"). Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

         (ii) AUTOMATIC CONVERSION. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the earlier to occur of (i) September 30, 2001, (ii) the third (3rd) Trading Day immediately preceding the closing of the first sale under a bona fide underwritten initial public offering of the common stock of Huge Entertainment, Inc. (or any successor thereto) with net proceeds to Huge Entertainment, Inc. (or any successor thereto) of at least $10,000,000 or (iii) the tenth (10th) Trading Day immediately preceding the closing of a Change of Control Transaction (such date the "AUTOMATIC CONVERSION DATE"), at the Conversion Price on the Automatic Conversion Date. The conversion contemplated by this paragraph shall not occur if (a) either (1) an Underlying Securities Registration Statement is not then effective or (2) the

Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the period for conversion under this Section shall be extended (on a day-for-day basis) and therefore the Automatic Conversion Date shall be deemed to be the date which is the number of Trading Days that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the NASDAQ or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Securities and Exchange Commission (the "COMMISSION") by the Filing Date (as defined in the Registration Rights Agreement), or (c) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective at all times thereafter as to all Underlying Shares, or (y) the suspension of the Holder's ability to resell Underlying Shares thereunder after the Automatic Conversion Date originally noted above.

         (iii) Certain Conversion Restrictions.

         (A) The Holder agrees not to convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 5 (a)(ii) hereof, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

         (B) The Holder agrees not to convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 5 (a)(ii) hereof, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

         (C) Conversions of shares of Preferred Stock shall be limited as follows: (1) from the Initial Conversion Date through the 30th day thereafter, the Holder may convert up to 10% of shares of Preferred Stock issued to it on the Original Issue Date; (2) between the 31st and 60th day after the Initial Conversion Date, the Holder may convert such number of shares of Preferred Stock as equals, when aggregated with all prior conversions of its shares of Preferred Stock, up to 20% of the shares of Preferred Stock issued to it on the Original Issue Date; (3) between the 61st and 90th day after the Initial Conversion Date, the Holder may convert such number of shares of Preferred Stock as equals, when aggregated with all prior conversions of shares of its Preferred Stock, up to 45% of the shares of Preferred Stock issued to it on the Original Issue Date;
(4) between the 91st and 120th day after the Initial Conversion Date, the Holder may convert such number of shares of Preferred Stock, when aggregated with all prior conversions of its shares of Preferred Stock, up to 70% of the shares of Preferred Stock issued to it on the Original Issue Date; (5) between the 121st and 150th day after the Initial Conversion Date, the Holder may convert such number of shares of Preferred Stock as equals, when aggregated with all prior conversions of its shares of Preferred Stock, up to 95% of the shares of Preferred Stock issued to it on the Original Issue Date; and (6) from and after the 150th day after the Initial Conversion Date, no restrictions under this
Section 5(a)(iii)(C) shall apply to the shares of Preferred Stock which may be converted by a Holder.

         (D) If on any Conversion Date (A) the Common Stock is listed for trading on NASDAQ or the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "ISSUABLE MAXIMUM"), and (C) the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equals such Holder's pro rata portion of the Issuable Maximum and, with respect to the remainder of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum (the "EXCESS PRINCIPAL"), the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Principal, plus accrued dividends on all shares of Preferred Stock being converted, divided by (y) the Conversion Price, and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) a number of shares of Common Stock as equals the Excess Principal divided by the Conversion Price (such amount of cash being hereinafter referred to as the "DISCOUNT EQUIVALENT"), or
(3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount for the shares of Common Stock otherwise issuable on account of the Excess Principal. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

         (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iii) hereof), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1 (b) of the Purchase Agreement), representing such shares of Common Stock; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

         (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue Underlying Shares pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such Underlying Shares will be subject to the provision of this Section.

         (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate stated value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         (c) (i) (A) The conversion price (the "CONVERSION PRICE") in effect on any Conversion Date shall be $3.4978; provided, that if on the Trading Day prior to a Conversion Date the Per Share Market Value shall be less than $6.1212, the Conversion Price applicable to such conversion shall equal $3.3312.

         (B) If: (a) an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (as defined in the Registration Rights Agreement) (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within 15 days by an amendment to such Underlying Securities Registration Statement or a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Trading Days (which need not be consecutive Trading Days),
(f) the conversion rights of the Holders are suspended for any reason or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within 15 days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an "EVENT," and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 15 day-period is exceeded, or for purposes of clause (e) the date on which such three (3) Trading Day-period is exceeded, being referred to as "EVENT DATE"), then the Company shall, on the first day of each monthly anniversary of the Event Date and until such time as the applicable Event is cured, pay to the Holder 2.0% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder, in cash, as liquidated damages and not as a penalty. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

         (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this
Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

         (iv) Except as contemplated by Schedule 2.1(c) to the Purchase Agreement, if the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall, issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("COMMON STOCK EQUIVALENTS") entitling any Person to acquire shares of Common Stock at a price per share less than the Per Share Market Value on the Original Issue Date, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

         (v) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "APPRAISER") selected in good faith by the Company, subject to approval by the Holders of a majority in interest of the shares of Preferred Stock then outstanding whose approval shall not be unreasonably withheld or delayed. The adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii),(iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

         (ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

         (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of
Section 3.1 (b) of the Purchase Agreement.

         (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the

Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (g) Shares of Preferred Stock converted into Common Stock shall be canceled. The Company may not reissue any shares of Preferred Stock.

         (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (Minnetonka, Minnesota time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (Minnetonka, Minnesota time) on any date and earlier than 11:59 p.m. (Minnetonka, Minnesota time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         Section 5. REDEMPTION UPON TRIGGERING EVENTS.

         (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), has the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater. If the Company fails to pay the redemption price hereunder in full pursuant to this Section within seven (7) days after the date of a demand therefor, the Company will pay interest thereon at a rate of 18% per annum, accruing daily from such seventh day until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

         A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

         (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement;

         (iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) Trading Days (which need not be consecutive Trading Days);

         (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 12th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

         (v) an Event shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date;

         (vi) the Company shall fail for any reason to deliver the certificate or certificates required pursuant to Section 5(b)(iii) or the cash pursuant to a Buy-In within ten (10) days after notice is deemed delivered hereunder; or

         (vii) subject to the provisions set forth in the Purchase Agreement, the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder.

         Section 6. OPTIONAL REDEMPTION.

         (a) The Company shall have the right, exercisable at any time upon 10 Trading Days' notice (an "OPTIONAL REDEMPTION NOTICE") to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below), PROVIDED, that the Company shall not be entitled to deliver an Optional Redemption Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company's conversion obligations of all shares of Preferred Stock then outstanding, or (ii) the Underlying Shares then outstanding are not registered for resale pursuant to an effective Underlying Securities Registration Statement and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or a Subsequent Market. The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms hereof) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 10th Trading Day after the receipt of an Optional Redemption Notice.

         (b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 10th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 18% per annum until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either
(i) demand conversion of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the "UNPAID REDEMPTION SHARES"), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder's written demand for conversion, or (ii) invalidate AB INITIO such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares.

         (c) The "OPTIONAL REDEMPTION PRICE" shall equal the sum of (i) the product of (A) the number of shares of Preferred Stock to be redeemed and (B) the product of (1) 120% of the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (2) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

         Section 7. CERTAIN RESALE LIMITATIONS.

         For so long as the Holder owns shares of Preferred Stock, it shall use its best practicable efforts not to sell a number of Underlying Shares during a Trading Day in excess of the greater of (i) 25% of the average daily trading volume of the Common Stock for the five (5) Trading Days immediately preceding such date and (ii) 25% of the average daily trading volume of the Common Stock on such date (in either case of (i) or (ii), as reported by NASDAQ or any successor entity succeeding to its function of reporting stock prices).

         Section 8. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

         "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than an acquisition after the date hereof by any existing shareholder of the Company who owns more than 7% of the voting securities of the Company as of the Original Issue Date, of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 66% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

         "COMMON STOCK" means the Company's common stock, par value $.01 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid late fees thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

         "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

         "MANDATORY REDEMPTION AMOUNT" for each share of Preferred Stock means the sum of (i) the greater of (A) 115% of the Stated Value and all accrued dividends with respect to such share, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

         "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

         "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

         "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "PURCHASE AGREEMENT" means the Convertible Preferred Stock Purchase Agreement, dated as of September 30, 1998, between the Company and the original Holder of the Preferred Stock.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of September 30, 1998, between the Company and the original Holder of the Preferred Stock.

         "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "UNDERLYING SECURITIES REGISTRATION STATEMENT" means a registration statement that meets the requirement of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a "selling stockholder" thereunder.

         "UNDERLYING SHARES" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 7% Series D Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Big Entertainment, Inc. (the "COMPANY") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                         ______________________________________________________
                         Date to Effect Conversion

                         ______________________________________________________
                         Number of shares of Preferrred Stock to be Converted

                         ______________________________________________________
                         Number of shares of Common Stock to be Issued

                         ______________________________________________________
                         Applicable Conversion Price

                         ______________________________________________________
                         Signature

                         ______________________________________________________
                         Name

                         ______________________________________________________
                         Address

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                             BIG ENTERTAINMENT, INC.

                                  Amendment to
               Designation of Preferences, Rights and Limitations
                                       of
                     7% Series D Convertible Preferred Stock

         Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida Business Corporation Act, Big Entertainment, Inc. (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation. The amendment was adopted by unanimous written consent of the Board of Directors dated as of September 30, 1998.

         FIRST: Amendment to Section 1 of Designation of 7% Series D Convertible
                Preferred Stock

         Section 1 of Exhibit A to Designation of Preferences, Rights and Limitations of 7% Series D Convertible Preferred dated as of October 6, 1998 (the "Series D Designation") is amended to read in its entirety as follows:

         Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as 7% Series D Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 1,000 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS")). Each share of Preferred Stock shall have a par value of $.01 and a stated value of $10,000 (the "STATED VALUE").

         SECOND: Section 5(c)(i)(A) of the Series D Designation is amended to read in its entirety as follows:

         (c)(i)(A) For shares of Preferred Stock issued on or before October 30, 1998, the conversion price (the "CONVERSION PRICE") in effect on any Conversion Date shall be $3.4978; provided, that if on the Trading Day prior to a Conversion Date the Per Share Market Value shall be less than $6.1212, the Conversion Price applicable to such conversion shall equal $3.3312.

         For shares of Preferred Stock issued after October 30, 1998, the Conversion Price in effect on any Conversion Date shall equal 105% of the average of the Per Share Market Values for the five Trading Days ending on the Trading Day immediately preceding the Original Issue Date.

         THIRD: The definitions of "Original Issue Date," "Purchase Agreement" and "Registration Rights Agreement" contained in Section 9 of the Series D Designation are each amended to read in their entireties as follows:

                  "ORIGINAL ISSUE DATE" shall mean, as to any particular share of Preferred Stock, the date of first issuance of any such share of Preferred Stock, regardless of the number of subsequent transfers of such share and regardless of the number of certificates that may be issued to evidence such share of Preferred Stock.

                  "PURCHASE AGREEMENT" means the particular Convertible Preferred Stock Purchase Agreement between the Company and the particular Holder of the Preferred Stock.

                  "REGISTRATION RIGHTS AGREEMENT" means the particular Registration Rights Agreement between the Company and the particular Holder of the Preferred Stock.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 6th day of November, 1998.

                                        BIG ENTERTAINMENT, INC.

                                        By: /s/ MITCHELL RUBENSTEIN
                                           ------------------------------------
                                           Mitchell Rubenstein, Chairman of the
                                           Board and Chief Executive Officer

THIS DOCUMENT PREPARED BY:
NINA S. GORDON, P.A.
BROAD AND CASSEL
FLORIDA BAR NO.  435309
201 S. BISCAYNE BOULEVARD
SUITE 3000
MIAMI, FLORIDA  33131
(305) 373-9437